Exhibit 99.3

ODYNE CORPORATION

INTRODUCTION TO PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(Unaudited)

The following unaudited pro forma condensed combined financial statements give effect to the merger between Odyne Corporation (“Odyne”) and Technology Integration Group, Inc. (“TIG”) and certain other transactions that Odyne and TIG completed on October 17, 2006.

On October 17, 2006, Odyne merged into TIG whereby 100% of the shares of Odyne were exchanged for 12,000,000 shares of TIG, a public shell corporation. As a result of the transaction, the former owners of Odyne became the controlling stockholders of TIG.  Accordingly, the merger of Odyne and TIG is a reverse merger that has been accounted for as a recapitalization of Odyne. Upon completion of the merger, TIG changed its name to Odyne.  The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the pro forma combined condensed financial statements.

The unaudited pro forma condensed combined balance sheet combines the balance sheets of Odyne and TIG and gives pro forma effect to (i) Odyne’s issuances of notes in certain bridge financing transactions, completed prior to the merger, (ii) the reverse merger between Odyne and TIG in which Odyne is deemed to be  the acquiring entity for accounting purposes (iii) a financing transaction involving the issuance of 3,033 Units of preferred stock with common stock purchase warrants in exchange for cash and a settlement of bridge notes, (iv) a grant of stock options and (iv) certain other transactions completed at the time of the merger as if Odyne and TIG completed such transactions as of June 30, 2006. The unaudited pro forma condensed combined statements of operations as of December 31, 2005 and June 30, 2006 combine the statement of operations of Odyne and TIG for each of those periods and give pro forma effect to these transactions as if they were completed on January 1, 2005 and January 1, 2006, respectively.

The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the separate historical financial statements of Odyne, appearing elsewhere herein, and the historical financial statements of TIG, as filed and issued in Form 10-KSB for the year ended June 30, 2006.  These pro forma condensed combined financial statements may not be indicative of what would have occurred if the reverse acquisition had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

Odyne Corporation and Technology Integration Group, Inc.
Pro Forma Condensed Combined Balance Sheet
June 30, 2006
(Unaudited)

	Historical			Pro Forma Adjustments
	Odyne Corporation	Technology Integration Group, Inc.		Debit		Credit	Pro Forma Combined
	(a)	(b)
ASSETS
CURRENT ASSETS:
Cash	$ 17,417	$ 44,607	(g)	$ 2,483,000	(l)	$ 140,726	$ 2,074,298
			(c )	150,000	(i-1)	158,000
			(d)	100,000	(i-2)	422,000

Escrow deposit			(g)	250,000			250,000
Accounts receivable, net	58,207						58,207
Amount due from interim financing	40,000				(d)	40,000	-
Prepaid expenses and other current assets	17,182						17,182
Total current assets	132,806	44,607		2,983,000		760,726	2,399,687

Property and equipment, net	15,037	1,333					16,370

Other assets	24,000	2,600					26,600

Total assets	$ 171,843	$ 48,540		$ 2,983,000		$ 760,726	$ 2,442,657

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Notes payable	$ 40,000	$ -	(d)	$ 40,000	(d)	$ 73,848	$ 0
			(j)	73,848	(c )	150,000
			(k)	150,000
Lines of credit	177,126						177,126
Accounts payable and accrued expenses	133,363	23,500					156,863
Accrued expenses and other current liabilities	40,253						40,253
Current portion of capital lease obligations	7,300						7,300
Loans from officers	316,811	2,888	(l)	316,811			-
			(m)	2,888
Accrued officers' salaries	565,316		(n)	565,316			-
Billing in excess of costs and estimated current
earnings on uncompleted contracts	119,104						119,104

Total current liabilities	1,399,273	26,388		1,148,863		223,848	500,646

Capital lease obligations, net of current portion	8,128						8,128
Security deposit, sub-tenant	5,000						5,000

Development funding subject to repayment	239,351						239,351

Total liabilities other than shares	1,651,752	26,388		1,148,863		223,848	753,125

Shares subject to mandatory redemption	1,766,496		(o)	1,766,496			-

Total liabilities	3,418,248	26,388		2,915,359		223,848	753,125

Excess of liabilities over assets (deficit)	(3,246,405)				(o)	3,246,405	-

STOCKHOLDERS' EQUITY
Preferred stock (par value $.001)					(g)	3	3
					(j)	0
					(k)	0

Common stock		10,000	(f)	4,000	(e)	12,000	18,000

Additional paid-in capital		76,903	(e)	12,000	(f)	4,000	2,629,118
			(m)	66,650	(l)	176,085
			(i-1)	44,607	(g)	2,732,997
			(i-2)	422,000	(d)	26,152
			(o)	1,479,909	(h)	510,317
					(j)	142,407
					(k)	183,610
					(k)	30,000
					(p)	201,709
					(n)	565,316
					(q)	4,787

Accumulated deficit		4,787	(h)	510,317			(755,880)
			(j)	46,152
			(i-1)	113,393
			(j)	22,407
			(k)	33,610
			(k)	30,000
			(q)	4,787

Deferred Compensation			(p)	201,709			(201,709)
Loan receivable from stockholder/officer		(69,538)			(m)	69,538	-

Total stockholders' equity	-	22,152		2,991,542		4,658,922	1,689,532

Total liabilities and stockholders' equity	$ 171,843	$ 48,540		$ 5,906,901		$ 8,129,175	$ 2,442,657

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA

Balance Sheet

(a)

Derived from the unaudited balance sheet of Odyne as of June 30, 2006.

(b)

Derived from the audited balance sheet of TIG as of June 30, 2006.

(c)

Reflects $150,000 of funds received by Odyne’s upon its issuance of   10% Bridge Notes prior to the Merger. The note holders exchanged these notes for 180 Series A Units described in Note (g) on the date of the Merger.

(d)

Reflects $100,000 of funds received by Odyne’s upon its issuance of 10% Bridge Notes with detachable, transferable warrant to purchase 66,666 shares of common stock at an exercise price of $.75 per share prior to the Merger.

The note holders exchanged these notes for 180 Series A Units described in (g) below on the date of the Merger. For purposes of the pro-forma illustration, $26,152 of the proceeds was allocated to the warrants and is reflected as an increase to additional paid in capital.

The fair value of the warrants for purposes of the pro-forma illustration was calculated using the Black Sholes option pricing model with the following assumptions: Fair value of common stock $.75 per share (considered equal to the conversion price of the preferred), contractual exercise price of $.75 per share, risk free interest rate of 4.88%, volatility of 65.4% (based on comparable companies), dividend yield of zero and warrant life of 3 years.

(e)

Reflects TIG’s issuance of 12,000,000 shares of its common stock to the former stockholders of Odyne in exchange for all outstanding shares of Odyne common stock.

(f)

Reflects TIG’s retirement of 4,000,000 shares of its then outstanding common, which retirement occurred subsequent to the balance sheet date and was part of TIG’s repurchase and retirement of 87,831,270 shares of its stock for aggregate consideration of $100. After giving effect to the cancellation of these shares, TIG had 6,000,000 shares of common stock outstanding, which constitutes its “public float” prior to the merger.

(g)

Reflects the receipt of funds obtained in a financing transaction (completed concurrently with the merger) in which TIG issued 2,733 units for $2,733,000 in cash. Each unit issued in the financing transaction was issued at a purchase price of $1,000 per unit and consists of one share of Series A Convertible Preferred Stock, par value $.001 per share, and a detachable, transferable warrant to purchase 667 shares of common stock at an exercise price of $1.00 per share,.

Based on a preliminary review of the terms of the preferred stock, the conversion option is being presented as an embedded derivative for illustration purposes in the pro-forma financial statements because the characteristics of the common stock issuable upom the exercise of the conversion option are considered clearly and closely related to the characteristics of the preferred stock.

$250,000 of the net cash proceeds have been placed in an escrow account in compliance with a capital market initiative described in the Merger Agreement.

(h)

Reflects the recognition of a deemed dividend resulting from having (i) allocated a portion of the proceeds in the financing transaction described in (e) to the warrants and (ii) calculating an effective conversion price of the preferred stock of $.61.

The fair value of the warrants for purposes of the pro-forma illustration was calculated using the Black Sholes option pricing model with the following assumptions: Fair value of common stock $.75 per share (considered equal to the conversion price of the preferred), contractual exercise price of $.75 per share, risk free interest rate of 4.5%, volatility of 65% (based on comparable companies), dividend yield of zero and warrant life of 4 years.

(i)

Reflects cost incurred in connection with completing the (1) merger in the aggregate mount of $158,000 and (2) private placement described in (g) in the aggregate amount of $422,000.

(j)

Reflects the exchange of convertible promissory notes described in (d) for 120 Units identical to those described in Note (g).

The deemed proceeds associated with the issuance of the Units amounted to $120,000. Accordingly, a deemed dividend of $22,407 was recorded in connection with the issuance of the Units based on an allocation of the deemed proceeds to the warrants using the same assumption described in (g).

The pro-forma presentation also includes $46,152 of aggregate interest charges associated with exchange based on (1) the elimination of a $26,152 discount recorded upon the original issuance of the notes and (2) $20,000 for the value of Units issued to the noteholders in excess of principal held by such noteholders at the time of the exchange.

(k)

Reflects the exchange of bridge notes described in (c) for $180 Units identical to those described in Note (g).

The deemed proceeds associated with the issuance o f the Units amounted to $180,000. Accordingly, a deemed dividend of $33,610 was recorded in connection with the issuance of the Units based on an allocation of the deemed proceeds to the warrants using the same assumption described in (g).

The pro-forma presentation also includes $30,000 of interest for the value of Units issued to the noteholders in excess of principal held by such noteholders at the time of the exchange.

(l)

Reflects the elimination of loans plus accrued but unpaid interest payable to officers/stockholders of Odyne including (1) $140,726 repaid in cash at the time of the Merger and (2) $176,085 contributed to capital.

(m)

Reflects the elimination of loans due to/from officers and stockholders of TIG including historical amounts due from such officers that TIG presented as a reduction of equity.

(n)

Reflects the elimination of accrued compensation to officers/stockholders of Odyne.

(o)

Reflects the elimination of a liability associated with mandatory shareholder redemption rights and the historical deficit of Odyne.  The redemption rights were rescinded upon upon the completion of the Merger.

(p)

Reflects value of options to purchase 505,000 shares of the Company’s common stock granted to employees and directors of the Company.  The options have a ten year life, are exercisable at $.75 per share and vest over a four year period.

The fair value of the options for purposes of the pro-forma illustration was calculated using the Black Sholes option pricing model with the following assumptions: Fair value of common stock $.75 per share (considered equal to the conversion price of the preferred), contractual exercise price of $.75 per share, risk free interest rate of 4.5%, volatility of 65% (based on comparable companies), dividend yield of zero and option life of 4 years.

(q)

Reflects the elimination of TIG’s historical retained earnings.

Odyne Corporation and Technology Integration Group, Inc.
Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2005
(Unaudited)

	Historical			Pro Forma Adjustments
	Odyne Corporation	Technology Integration Group, Inc.		Debit		Credit	Pro Forma Combined
	(a)	(b)

Sales	$ 285,598	$ 76,516	(c)	$ 76,516			$ 285,598

Cost of sales	208,186						208,186

Gross profit	77,412	76,516		76,516		-	77,412

Operating expenses	739,441	101,995	(f)	560,000	(c)	101,995	1,063,942
			(i)	50,427	(e)	399,319
			(j)	113,393

Loss from operations	(662,029)	(25,479)		800,336		501,314	(986,530)

Interest (expense)	(32,880)		(g)	25,000	(d)	17,837	(116,195)
			(h)	76,152

Net loss before income taxes	(694,909)	(25,479)		901,488		519,151	(1,102,725)

Income taxes		(5,869)			(c)	(5,869)	-

Net income (loss)	$ (694,909)	$ (19,610)		$ 901,488		$ 513,282	$ (1,102,725)

Odyne Corporation and Technology Integration Group, Inc.
Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2006
(Unaudited)

	Historical			Pro Forma Adjustments
	Odyne Corporation	Technology Integration Group, Inc.		Debit		Credit	Pro Forma Combined
	(a)	(b)

Sales	$ 169,224	$ 147,028	(c)	$ 147,028			$ 169,224

Cost of sales	94,546						94,546

Gross profit	74,678	147,028		147,028		-	74,678

Operating expenses	572,543	117,726	(f)	280,000	(c)	117,726	791,154
			(i)	25,214	(e)	199,996
			(j)	113,393

Loss from operations	(497,865)	29,302		565,635		317,722	(716,476)

Interest (expense)	(18,792)		(g)	12,500	(d)	10,377	(97,067)
			(h)	76,152

Net loss before income taxes	(516,657)	29,302		654,287		328,099	(813,543)

Income taxes		5,500			(c)	5,500	-

Net income (loss)	$ (516,657)	$ 23,802		$ 654,287		$ 333,599	$ (813,543)

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA

Statements of Operations

(a)

Derived from the unaudited statement of operations Odyne for the year ended December 31, 2005 and for the six months ended June 30, 2006.

(b)

Derived from the audited income statement of TIG for the six months ended June 30, 2006.

(c)

Reflects elimination of operations of TIG.  These operations were discontinued as of the merger date.

(d)

Reflects elimination of interest on officers’ loans (includes interest on the portion of  the loans which were forgiven as a condition to the merger).

(e)

Reflects elimination of officers’ salaries paid and/or deferred.

(f)

Reflects officers’ salaries per new employment agreements.

(g)

Reflects interest expense on bridge loans and promissory notes bearing interest at 10%.

(h)

Reflects interest expense on bridge loans and promissory notes resulting from conversion into preferred stock of the Company.

(i)

Reflects compensation expense incurred as a result of the issuance of stock options to employees and directors of the Company.

(j)

Reflects the recognition of transaction costs in excess of cash on TIG’s balance sheet.